Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Office Properties Income Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2018 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David M. Blackman
David M. Blackman President and Chief Executive Officer

/s/ Jeffrey C. Leer
Jeffrey C. Leer Chief Financial Officer and Treasurer

Date:    February 28, 2019